SCHEDULE 14A
                                                    (Rule 14a-101)
                                        INFORMATION REQUIRED IN PROXY STATEMENT
                                               SCHEDULE 14A INFORMATION

                                   Proxy Statement Pursuant to Section 14(a) of the
                                            Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant o Check the appropriate box: [ ]
         [ ] Preliminary proxy statement
         [ ] Confidential,  for  Use  of  the  Commission  Only (as permitted by Rule 14a-6(e)(2))
         [X] Definitive proxy statement
         [ ] Definitive additional materials
         [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                                   LINEAR TECHNOLOGY CORPORATION
------------------------------------------------------------------------------------------------------------------------------------
                                          (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------------------------------------------------------------
                              (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
         [x] No fee required.
         [ ] Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and 0-11.

                  (1)      Title of each class of securities to which transaction applies:__________________

                  (2)      Aggregate number of securities to which transaction applies:_____________________

                  (3)      Per  unit   price  or  other   underlying   value  of transaction  computed  pursuant to
                           Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):____________________

                  (4)      Proposed maximum aggregate value of transaction:_____________________

                  (5)      Total fee paid:___________________

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify  the  filing  for  which  the offsetting fee was paid  previously.  Identify the previous filing by registration  statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:___________________

                  (2)      Form, Schedule or Registration Statement No.:___________________

                  (3)      Filing Party:______________________

                  (4)      Date Filed:_______________________


                          LINEAR TECHNOLOGY CORPORATION

                           ---------------------------

                    Notice of Annual Meeting of Shareholders
                         To Be Held on November 5, 1997


TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Linear Technology Corporation, a California corporation (the "Company"), will be held on November 5, 1997 at 3:00 p.m., local time, at the Company's principal executive offices, located at 1630 McCarthy Boulevard, Milpitas, California 95035, for the following purposes:

     1. To elect five directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

     2. To approve an amendment to the Company's  1986 Employee  Stock  Purchase
Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares.

     3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 28, 1998.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on September 8, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a proxy.

                                    FOR THE BOARD OF DIRECTORS


                                    Arthur F. Schneiderman
                                    Secretary

Milpitas, California
October 2, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

                          LINEAR TECHNOLOGY CORPORATION

                           ---------------------------

                                 PROXY STATEMENT
                                       FOR
                       1997 ANNUAL MEETING OF SHAREHOLDERS

                           ---------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of Linear Technology Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held November 5, 1997, at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices, located at 1630 McCarthy Boulevard, Milpitas, California 95035. The telephone number at that location is (408) 432-1900.

     These proxy solicitation materials and the Company's Annual Report to Shareholders for the year ended June 29, 1997, including financial statements, were mailed on or about October 2, 1997 to all shareholders entitled to vote at the Annual Meeting.

Proxies; Revocability of Proxies

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering it to the Company (Attention:
Paul Coghlan, Vice President of Finance and Chief Financial Officer) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting Rights and Solicitation of Proxies

     On all matters other than the election of directors, each share has one vote. Each shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or may distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than five candidates. However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting, and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate their votes for the candidates in nomination. In the event that cumulative voting is invoked, the proxy holders will have the discretionary authority to vote all proxies received by them in such a manner as to ensure the election of as many of the Board of Directors' nominees as possible. See "Proposal One--Election of Directors."

     The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

Quorum; Abstentions; Broker Non-Votes

     Under California law, all proposals submitted at the Annual Meeting require for their approval both the affirmative vote of a majority of the shares "represented and voting" at the Annual Meeting and the affirmative vote of a majority of the quorum required for the transaction of business. A quorum is established by the presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock "entitled to vote" at the Annual Meeting, including those shares as to which no votes are cast at the Annual Meeting. Accordingly, abstentions and broker non-votes will be counted as "entitled to vote" and thus represented for purposes of establishing a quorum, but will not be counted for purposes of determining the number of shares which are "represented and voting" with respect to a given proposal.

Deadline for Receipt of Shareholder Proposals

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1998 Annual Meeting must be received by the Company no later than June 4, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

Record Date and Voting Securities

     Shareholders of record at the close of business on September 8, 1997 (the "Record Date"), are entitled to notice of and to vote at the meeting. As of the Record Date, 76,482,395 shares of the Company's Common Stock, no par value, were issued and outstanding. No shares of the Company's Preferred Stock are outstanding. Based on the last reported sale on the Nasdaq National Market on September 8, 1997, the market value of one share of the Company's Common Stock was $71.50. For information regarding security ownership by management and by the beneficial owners of more than five percent of the Company's Common Stock, see "Other Information Regarding Security Ownership, Directors and Officers."

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Nominees

     The Company's Bylaws currently provide for a board of five directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by proxy holders. In any event, the proxy holders cannot vote for more than five persons. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below.



          Name Of Nominee                Age                 Principal Occupation                    Director Since
--------------------------------  ---------------  -----------------------------------------  ------------------------------
Robert H. Swanson, Jr.                   59        President and Chief Executive                          1981
                                                   Officer of the Company

David S. Lee                             60        Chairman, Cortelco Systems                             1988
                                                   Holding Corp.

Leo T. McCarthy                          67        President, The Daniel Group                            1994

Richard M. Moley                         58        Former Senior Vice President, Cisco                    1994
                                                   Systems, Inc.

Thomas S. Volpe                          46        General Partner, Volpe Brown                           1984
                                                   Whelan & Co., LLC

     There are no family relationships among the Company's directors and executive officers.

     Mr.  Swanson,  a founder of the  Company,  has served as  President,  Chief
Executive Officer and a director of the Company since its incorporation in September 1981. From August 1968 to July 1981, he was employed in various positions at National Semiconductor Corporation, a manufacturer of integrated circuits, including Vice President and General Manager of the Linear Integrated Circuit Operation and Managing Director in Europe.

     Mr. Lee is Chairman of the Board of CMC Industries, Inc., Cortelco Kellogg, Cortelco Holding, DTC Data Technology Corp. (formerly Qume Corporation), and Regent, University of California. Mr. Lee originally co-founded Qume Corporation in 1973 and served as Executive Vice-President of Qume until it was acquired by ITT Corporation in 1978. After the acquisition, Mr. Lee held the positions of Executive Vice President of ITT

Qume until 1981, and President through 1983. From 1983 to 1985, he served as Vice President of ITT and as Group Executive and Chairman of its Business Information Systems Group. In 1985, he became President and Chairman of Data Technology Corporation and in 1988, Data Technology Corporation bought Qume and merged both companies. Currently, Mr. Lee is a member of the Board of Directors for the following business-related ventures, Award Software International, Centigram Communications Corporation, BCS Technologies, Inc., COMSAT RSI Plexsys, Daily Wellness Co., Internex, and non-business related ventures, California Chamber of Commerce, Commissioner of California Postsecondary Education Commission, and President of Asian Cultural Teachings. Mr. Lee was an advisor to Presidents Bush and Clinton on the Advisory Committee on Trade Policy and Negotiation (Office of the U.S. Trade Representative/Executive Office of the President) and to Governor Pete Wilson on the California Economic Development Corporation (CalEDC) and the Council on California Competitiveness. Mr. Lee was founder and Chairman of CIE, AAMA, and Monte Jade.

     Mr. McCarthy has served since January 1995 as President of The Daniel Group, a partnership engaged in international trade in Asia and other investment opportunities. Mr. McCarthy retired from elective office in 1994 after twelve years as Lieutenant Governor of the State of California. His primary responsibility as Lieutenant Governor was to help businesses start and grow through his role as chair of the California Commission for Economic Development. One major area of focus for Mr. McCarthy was and remains international trade and investment, particularly involving Pacific Rim markets. In December 1996, Mr. McCarthy was appointed by the United States Senate Leadership to the newly created nine member National Gambling Impact Study Commission. The Commission is directed by Congress to undertake a two year study of the economic benefits and/or detriments of all forms of gambling in the United States and thereafter propose recommendations for presidential and congressional action. Mr. McCarthy also serves on the board of Open Data Systems, a privately-held maker of software which correlates government building permits and related documents from different databases.

     Mr. Moley served as Senior Vice President, Cisco Systems, Inc., a provider of computer internetworking solutions, until August 1997, when he became a consultant. Mr. Moley served as Chairman, President and Chief Executive Officer of StrataCom, Inc., a network systems company, from June 1986 until its acquisition by Cisco Systems, Inc. in July 1996. Mr. Moley served in various executive positions at ROLM Corporation, a telecommunications company, from 1973 to 1986, most recently as a Group Vice President. Prior to joining ROLM, he held management positions in software development and marketing at Hewlett-Packard Company. Mr. Moley also serves as a director of CIDCO, Inc.

     Mr. Volpe is Chief Executive Officer of Volpe Brown Whelan & Co., LLC (formerly Volpe, Welty & Company), a private investment banking and risk capital firm. Until April 1986, he was President and Chief Executive Officer of Hambrecht & Quist Incorporated, an investment banking firm with which he had been affiliated since 1981. From 1978 to 1981, Mr. Volpe was Vice President and Director of the Science and Technology Group for Blyth Eastman Paine Webber, Inc., an investment banking firm. Mr. Volpe is also a director of PharmChem Laboratories, Inc. and a number of privately-held companies.

Vote Required and Recommendation of Board of Directors

     The nominees receiving the highest number of affirmative votes of the shares entitled to be voted, up to the number of directors to be elected, shall be elected as directors. Votes withheld will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but will not be counted as votes cast in the election of directors.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                  PROPOSAL TWO

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                        1986 EMPLOYEE STOCK PURCHASE PLAN

General

     The 1986 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in April 1986 and approved by the shareholders in May 1986. A total of 1,600,000 shares of the Company's Common Stock is reserved for issuance under the Purchase Plan. The Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, permits eligible employees to purchase Common Stock through payroll deductions at a price equal to 85% of the fair market value of the Common Stock at the beginning or at the end of each offering period, whichever is lower. Employees are eligible to participate in the Purchase Plan if they are employed by the Company on an enrollment date. As of the Record Date, a total of 1,567,364 shares of Common Stock had been purchased under the Purchase Plan, and 532 employees were participating under the Purchase Plan.

Proposal

     In July 1997, the Board of Directors approved an amendment to the Purchase Plan to increase the number of shares reserved thereunder by an additional 500,000 shares of Common Stock, for an aggregate of 2,100,000 shares reserved for issuance thereunder.

Required Vote

     The affirmative vote of the holders of a majority of the Common Stock represented and voting at the Annual Meeting is required to approve and ratify the amendment to the Purchase Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE PURCHASE PLAN.

Summary of Purchase Plan

     Certain features of the Purchase Plan are outlined below.

     Administration. The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board (the "Administrator"). Every finding, decision and determination by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

     Eligibility. All persons who are employed by the Company on a given enrollment date and who are customarily employed by the Company for at least twenty hours per week and more than five months per calendar year are eligible to participate in the Purchase Plan. Participation in the Purchase Plan ends automatically on termination of employment with the Company. An eligible employee may become a participant by completing a subscription agreement authorizing payroll deductions and filing it with the Company's payroll office prior to the applicable enrollment date.

     Offering Periods. The Purchase Plan is implemented by consecutive offering periods of approximately six months each, ending on the last trading day of fiscal months April and October of each year.

     Purchase Price. The purchase price per share of the shares offered under the Purchase Plan in a given offering period is the lower of 85% of the fair market value of the Common Stock on the first day of the offering period (the "Enrollment Date") or 85% of the fair market value of the Common Stock on the last day of the offering period (the "Exercise Date"). The fair market value of the Common Stock on a given date is the closing sale price of the Common Stock for such date as reported by the Nasdaq National Market.

     Payroll Deductions. The purchase price for the shares is accumulated by payroll deductions during the offering period. The deductions must be at least 5%, but may not exceed 10%, of a participant's eligible compensation, which is defined in the plan to include all base straight time gross earnings (exclusive of sales commissions, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation) for a given offering period. A participant may discontinue his or her participation in the Purchase Plan at any time during the offering period. Payroll deductions commence on the first payday following the Enrollment Date, and end on the Exercise Date unless sooner terminated as provided in the Purchase Plan.

     Grant and Exercise of Option. The Purchase Plan operates through the granting on the Enrollment Date of an option to purchase shares. The maximum number of shares placed under option in an offering period is determined by dividing the amount of the participant's total payroll deductions that will be accumulated prior to the Exercise Date by the purchase price. Unless a participant withdraws from the Purchase Plan, such participant's option for the purchase of shares will be exercised automatically on the Exercise Date for the maximum number of whole shares at the applicable price, provided that the maximum number of shares subject to such option may not exceed 300 shares per offering period.

     Notwithstanding the foregoing, no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after such subscription, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor will any employee be permitted to participate to the extent such employee could buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

     Withdrawal; Termination of Employment. Employees may end their participation in an offering at any time during the offering period, and participation ends automatically on termination of employment with the Company. A participant may withdraw all, but not less than all, of the payroll deductions credited to such participant's account by giving written notice to the Company.

     Transferability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to the Purchase Plan), and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

     Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control. The shares reserved under the Purchase Plan, as well as the price per share of Common Stock covered by each option under the Purchase Plan which has not yet been exercised, will be proportionately adjusted for any stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. In the event of the proposed dissolution or liquidation of the Company, the pending offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all the assets of the Company or a merger of the Company with or into another corporation, the Purchase Plan provides that each option under the plan will be assumed or an equivalent option will be substituted by the successor or purchaser corporation, unless the Board determines to terminate the pending offering period prior to the consummation of such event.

     Amendment and Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Purchase Plan. Except as provided in the Purchase Plan, no such termination can affect options previously granted, provided that an offering period may be terminated by the Board of Directors on any exercise date if the Board determines that the termination of the Purchase Plan is in the best interests of the Company and its shareholders. Except as provided in the Purchase Plan, no amendment may make any change in any option already granted which adversely affects the rights of any participant. Shareholder approval may be required for certain amendments in order to comply with the federal securities or tax laws, or any other applicable law or regulation.

     Unless terminated sooner, the Purchase Plan will terminate 20 years from its effective date.

Federal Income Tax Consequences for the Purchase Plan

     No income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition, the participant will generally be subject to tax in an amount that depends upon the participant's holding period in the plan. If the shares are sold or otherwise disposed of more than two years after the Enrollment Date and one year after the Exercise Date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the Enrollment Date. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

     The foregoing summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

Participation in the Purchase Plan

     Eligible employees participate in the Purchase Plan voluntarily and each such employee determines his or her level of payroll deductions within the guidelines fixed by the Purchase Plan. Accordingly, future purchases under the Purchase Plan are not determinable. During the fiscal year ended June 29, 1997, the Company issued a total of 81,079 shares of Common Stock in the offering periods ended October 31, 1996 and April 30, 1997. Such shares had an aggregate value of $3,287,762 as of their respective purchase dates, and were purchased at an aggregate price of $2,367,217. No executive officers of the Company participated in the Purchase Plan during the last fiscal year.

                                PROPOSAL THREE

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending June 28, 1998, and recommends that the shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended June 30, 1982. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 28, 1998.

                                OTHER INFORMATION
                          REGARDING SECURITY OWNERSHIP,
                             DIRECTORS AND OFFICERS

Security Ownership

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (a) each beneficial owner of more than 5% of the Company's Common Stock, (b) the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during fiscal 1997 (collectively, the "Named Officers"), (c) each director of the Company and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.


                                         Shares Beneficially       Percentage
       Beneficial Owner                         Owned         Beneficially-Owned
--------------------------------------------------------------------------------
FMR Corp. (1)
    82 Devonshire Street
    Boston, MA 02109                             7,079,930           9.3%

Putnam Investments, Inc. (2)
    One Post Office Square
    Boston, MA  02109                            6,129,068           8.0%

Robert H. Swanson, Jr. (3)                         319,000              *

Robert C. Dobkin (4)                               338,438              *

Clive B. Davies (5)                                369,064              *

Paul Coghlan (6)                                   233,612              *

Hans J. Zapf (7)                                   129,600              *

Thomas S. Volpe (8)                                 32,000              *

David S. Lee (9)                                    10,000              *

Leo T. McCarthy (10)                                26,000              *

Richard M. Moley (8)                                32,000              *

All directors and executive officers as a
group (14 persons) (3)(4)(5)(11)                 1,616,714           2.1%
---------------------------
*     Less than one percent of the outstanding Common Stock.
(1) As reported by FMR Corp. ("FMR") as of September 8, 1997. Consists of 5,631,740 shares beneficially owned by Fidelity Management & Research Company ("FMRC"), 1,397,840 shares beneficially owned by Fidelity Management Trust Company ("FMTC"), 29,400 shares beneficially owned by Fidelity International Limited ("FIL"), and 20,950 shares beneficially owned directly by Edward C. Johnson 3d or in trusts for the benefit of Edward C. Johnson 3d or an Edward C. Johnson 3d family member for which Edward C. Johnson serves as trustee. FMR has sole voting power with respect to 943,840 shares and has sole dispositive power with respect to the 7,029,580 shares beneficially owned by FMRC and FMTC. FIL has sole voting and dispositive power with respect to all the shares it beneficially owns. Edward C. Johnson has sole voting and dispositive control with respect to 11,500 shares, shared voting and dispositive power with respect to 9,300 shares, and no voting and dispositive power with respect to 150 shares.

(2) As reported by Putnam Investments, Inc. as of August 31, 1997. Consists of 5,937,716 shares held by Putnam Investment Management, Inc. ("PIM") and 191,352 shares held by The Putnam Advisory Company, Inc. ("PAC"), each a registered investment advisor under the Investment Advisers Act of 1940. PIM and PAC are deemed to be beneficial owners of the shares held by their respective investment advisory clients. Putnam Investments, Inc. ("PI"), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("MMC"), is the sole owner of PIM and PAC. PI and MMC disclaim the power to vote or dispose of, or to direct the voting or disposition of, any of the securities owned by PIM and PAC.

(3) Includes 164,000 shares issued in the name of Robert H. Swanson, Jr. and Sheila L. Swanson, Trustees of the Robert H. Swanson, Jr. and Sheila L. Swanson Trust U/D/T dated May 27, 1976. Also includes 155,000 shares issuable pursuant to options exercisable within 60 days of September 8, 1997.

(4) Includes 208,438 shares issued in the name of Robert C. Dobkin and Kathleen C. Dobkin Trustees of the Dobkin Family Trust U/D/T 9/16/91. Also includes 130,000 shares issuable pursuant to options exercisable within 60 days of September 8, 1997.

(5) Includes 159,064 shares issued in the name of Clive B. Davies and Carol B. Davies Trustees of the Davies Living Trust 9/9/94. Also includes 210,000 shares issuable pursuant to options exercisable within 60 days of September 8, 1997.

(6) Includes 215,000 shares issuable pursuant to options exercisable within 60 days of September 8, 1997.

(7) Includes 118,000 shares issuable pursuant to options exercisable within 60 days of September 8, 1997.

(8) Consists of 32,000 shares issuable pursuant to options exercisable within 60 days of September 8, 1997.

(9) Consists of 10,000 shares issuable pursuant to options exercisable within 60 days of September 8, 1997.

(10) Consists of 26,000 shares issuable pursuant to options exercisable within 60 days of September 8, 1997.

(11) Includes 1,055,000 shares issuable pursuant to options exercisable within 60 days of September 8, 1997.

Board Meetings And Committees

         The Board of Directors of the Company held a total of four meetings during the fiscal year ended June 29, 1997. No director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

         The Audit Committee of the Board of Directors currently consists of directors Lee, McCarthy, Moley and Volpe, and held four meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

          The Compensation Committee of the Board of Directors currently consists of directors Lee, McCarthy, Moley and Volpe, and held four meetings during the last fiscal year. The Compensation Committee reviews and approves the Company's executive compensation policy, including the salaries and target bonuses of the Company's executive officers, and administers the Company's incentive stock plans.

Director Compensation

         The Company currently pays to each non-employee director an annual retainer of $20,000 and a fee of $1,500 for each meeting of the Board of Directors attended.

Compensation Committee Interlocks and Insider Participation

         The Company's Compensation Committee currently consists of directors Lee, McCarthy, Moley and Volpe. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

Compliance With Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% shareholders are also required by the Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon its review of copies of such forms received by it, or written representations from certain reporting persons that no filings were required for such persons, the Company believes that during the year ended June 29, 1997, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

Executive Compensation

         The following table sets forth all compensation received for services rendered to the Company in all capacities, for the last three fiscal years ended
June 29, 1997, by the Named Officers:

                                                                  Summary Compensation Table

                                                                                            Underlying               All Other
Name and Principal Position           Year                Salary          Bonus(1)          Options(2)            Compensation(3)
---------------------------           ----              -------          --------           ----------            ---------------
Robert H. Swanson, Jr                 1997              $262,260         $827,910             200,000                $22,139
  President and Chief                 1996               234,135          958,361                  --                 32,936
  Executive Officer                   1995               227,415          679,974                  --                 23,586

Clive B. Davies                       1997              $224,315         $641,303             100,000                $21,083
  Vice President and                  1996               218,621          774,366                  --                 28,470
  Chief Operating Officer             1995               205,341          547,263                  --                 20,087

Robert C. Dobkin                      1997              $220,683         $610,080             150,000                $20,372
   Vice President,                    1996               215,214          733,649                  --                 27,933
   Engineering                        1995               199,241          511,381                  --                 19,022

Paul Coghlan                          1997              $215,620         $573,807              70,000                $20,379
  Vice President, Finance and         1996               209,733          697,141                  --                 26,836
  Chief Financial Officer             1995               198,525          500,906                  --                 18,784

Hans J. Zapf                          1997              $231,284(4)      $359,278              70,000                $20,352
   Vice President,                    1996               210,191(4)       407,883                  --                 27,298
   International Sales                1995               193,229(4)       260,430                  --                 18,353

---------------------------
(1) Includes cash profit sharing and cash bonuses earned for the fiscal year, whether accrued or paid.

(2) On July 23, 1996, the Company cancelled options granted on July 25, 1995 and exchanged them for new options dated July 23, 1996. As part of such exchange, all vesting under the cancelled options was lost and a new five-year vesting period was started. See "Compensation Committee Report on Repricing of Options."

(3) Includes insurance premiums paid by the Company under its life insurance program. Also includes 401(k) profit sharing distributions earned by the officer during the fiscal year.

(4)   Includes sales commissions earned by Mr. Zapf for the fiscal year.

Option Grants in Last Fiscal Year

      The  following  table  shows,  as  to  the  Named  Officers,   information
concerning stock options granted during the year ended June 29, 1997.

                                                        Individual Grants
                                      ---------------------------------------------------
                                                                                             Potential Realizable Value at
                                      Number of    Percent of                                   Assumed Annual Rates of
                                      Securities  Total Options                                 Stock Price Appreciation
                                      Underlying   Granted to                                      for Option Term(4)
                                        Options   Employees in  Exercise Price  Expiration      ------------------------
       Name                           Granted(1)  Fiscal Year(2)  Per Share       Date(3)           5%            10%
--------------------------------        -------   ------------    ---------       -------       ---------     ----------
Robert H. Swanson, Jr...........        200,000       4.9%          $24.75        7/23/06       $3,113,028    $7,889,025

Clive B. Davies.................        100,000       2.5%          $24.75        7/23/06        1,556,514     3,944,513

Robert C. Dobkin................        150,000       3.7%          $24.75        7/23/06        2,334,771     5,916,769

Paul Coghlan....................         70,000       1.7%          $24.75        7/23/06        1,089,559     2,761,159

Hans J. Zapf....................         70,000       1.7%          $24.75        7/23/06        1,089,559     2,761,159

---------------------------
(1) On July 23, 1996, the Company cancelled options granted on July 25, 1995 and exchanged them for new options dated July 23, 1996. As part of such exchange, all vesting under the cancelled options was lost and a new five-year vesting period was started. See "Compensation Committee Report on Repricing of Options." None of the Named Officers were granted any additional stock options during the year.

(2) The Company granted to employees in fiscal 1997 options to purchase 4,057,600 shares of Common Stock.

(3) Options may terminate before their expiration upon the termination of optionee's status as an employee, director or consultant, the optionee's death or disability or an acquisition of the Company.

(4) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of approximately 63% (at 5% per year) and 159% (at 10% per year). If the price per share of the Company's Common Stock were to increase at such rates from the price at the date of the above grants $24.75 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be approximately $40.32 per share and approximately $64.20 per share, respectively. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of future stock price growth.


Option Exercises And Holdings

         The following table provides information with respect to option exercises in fiscal 1997 by the Named Officers and the value of such officers' unexercised options at June 29, 1997.

                       Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values


                                                                       Number of Shares            Value of Unexercised In-the
                                  Shares                             Underlying Unexercised         Money Options at Fiscal
                                 Acquired                          Options at Fiscal Year-end               Year-end(2)
                                    On             Value           ----------------------------    ------------------------------
Name                             Exercise       Realized(1)        Exercisable     Unexercisable   Exercisable      Unexercisable
--------------------             --------       ----------         -----------     -------------   -----------      -------------
Robert H. Swanson, Jr.            10,000        $  406,250         115,000           240,000       $3,740,000        $6,630,000
Clive B. Davies                   60,000         2,996,249         210,000           120,000        8,374,375         3,315,000
Robert C. Dobkin                      --                --         115,000           180,000        3,782,500         4,972,500
Paul Coghlan                      40,000         1,944,425         216,000            84,000        9,159,496         2,320,500
Hans J. Zapf                          --                --         122,000            75,000        5,242,000         2,014,500

---------------------------
(1) Market value of underlying securities on the exercise date, minus the exercise price.

(2) Value is based on the last reported sale price of the Company's Common Stock on the Nasdaq National Market of $50.25 per share on June 28, 1997 (the last trading day for fiscal 1997), minus the exercise price.


Compensation Committee Report on Option Repricing

      On July 23, 1996, the Board of Directors offered to all employees, including executive officers, the opportunity to cancel outstanding stock options that were granted between July 1995 and April 1996 in exchange for new options exercisable at $24.75 per share (the fair market value of the Company's Common Stock as of such date). All exchanged options had exercise prices in excess of $24.75 per share. As part of such exchange, all vesting under the cancelled options was lost and a new five-year vesting period was started under the new options. Other than the repriced options, no additional stock options were granted to any executive officers during the last fiscal year. The option exchange was an acknowledgment of the importance to the Company of having equity incentives in the hands of key employees. Stock options which are "out of the money" provide no particular compensatory incentive if an employee is considering alternate opportunities. The Committee decided to include executive officers in the exchange because of the importance of their managerial and technical leadership to the success of the Company's business. The Company has repriced options in the past as noted in the Table of Ten-Year Option Repricings which follows this report.

                                           The Compensation Committee

                                           David S. Lee
                                           Thomas S. Volpe
                                           Leo T. McCarthy
                                           Richard M. Moley


      The following table sets forth the option repricings for the last ten years for all executive officers.

                                                         Table of Ten-Year Option Repricings


                                                                 Market                                         Length of
                                                 Number         Price of                                     Original Option
                                                  of            Stock at    Exercise Price        New        Term Remaining
                                                Options         Time of      at Time of         Exercise       at Date of
       Name                           Date      Repriced      Repricing($)   Repricing($)        Price($)     Repricing(Yrs)
-----------------------             ------      --------      -----------   -------------        --------     --------------
Robert H. Swanson, Jr.
   President and Chief
   Executive Officer                7/23/96      200,000         $24.75       $34.125           $24.75          9.0

Clive B. Davies
   Vice President and
   Chief Operating Officer          7/23/96      100,000         $24.75       $34.125           $24.75          9.0

Robert C. Dobkin
   Vice President,
   Engineering                      7/23/96      150,000         $24.75       $34.125           $24.75          9.0

Paul Coghlan
   Vice President, Finance and      7/23/96       70,000         $24.75       $34.125           $24.75          9.0
   Chief Financial Officer          10/27/88      60,000          $2.00       $3.0313            $2.00          9.5

Hans J. Zapf
   Vice President,
   International Sales              7/23/96       70,000         $24.75       $34.125           $24.75          9.0

Timothy D. Cox
   Vice President, North
   American Sales                   7/23/96       70,000         $24.75       $34.125           $24.75          9.0

Sean T. Hurley
   Vice President,
   Operations                       7/23/96       40,000         $24.75       $34.125           $24.75          9.0

Paul Chantalat
   Vice President, Quality,
   Reliability and Service          7/23/96       40,000         $24.75       $34.125           $24.75          9.0


                                PERFORMANCE GRAPH

      The following graph shows a five-year comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for Linear Technology Corporation, the Nasdaq National Market and the Semiconductor Subgroup of the S&P Electronics Index (the "Semiconductor Index"). The graph assumes that $100 was invested in the Company's Common Stock, in the Nasdaq National Market and in the Semiconductor Index on the last trading day of the Company's 1992 fiscal year. Note that historic stock price performance is not necessarily indicative of future stock price performance.


                          ***PERFORMANCE GRAPH HERE***

                  [Table of Data Points for Edgar Version Only]



  Year                                         S&P            LLTC        Nasdaq
---------                                      ---            ----        ------
June 1992                                      100            100          100
June 1993                                      209            154          125
June 1994                                      222            236          125
June 1995                                      419            356          166
June 1996                                      384            325          210
June 1997                                      719            563          256

                          COMPENSATION COMMITTEE REPORT


Introduction

      The Compensation Committee of the Board of Directors (the "Committee") is composed only of non-employee directors. It is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, executive salary levels and variable compensation programs, both cash-based and equity-based. The Committee generally determines base salary levels for executive officers of the Company at or about the start of each fiscal year and determines actual bonuses at the end of each six-month fiscal period based upon Company and individual performance.

Compensation Philosophy

      The Committee has adopted an executive pay-for-performance philosophy covering all executive officers, including the Chief Executive Officer. This philosophy emphasizes variable compensation in order to align executive compensation with the Company's business objectives and performance and to attract, retain and reward executives who contribute both to the short-term and long-term success of the Company. Pay is sufficiently variable that above-average performance results in above-average total compensation, and below-average performance for the Company or the individual results in below-average total compensation. The focus is on corporate performance and individual contributions toward that performance.

Compensation Program

      The Company has a comprehensive compensation program which consists of cash compensation, both fixed and variable, and equity-based compensation. The program has four principal components, which are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company. These components are:

      Cash-Based Compensation

      Base Salary--Base salary is predicated on industry and peer group comparisons and on performance judgments as to the past and expected future contribution of the individual executive officer. In general, salary increases are made based on median increases in salaries for similar executives of similar-size companies in the high technology industry.

      Profit Sharing--Profit sharing payments are distributed semi-annually to all employees, including executives, from a profit sharing pool. The amount of the pool is largely determined by the magnitude of sales and of operating income for the six-month period. This pool is distributed to all eligible employees based on the ratio of their individual salary to total salaries for all employees. A portion of this profit sharing is paid directly into a 401(k) retirement plan for all employees.

      Bonuses--The Company has a discretionary key employee incentive pool pursuant to which executive officers and a limited number of key employees may receive semi-annual cash bonuses. Targets for sales growth and operating income as a percentage of sales influence the amount of the pool. Individual payments are made based on the Company's achievement of these targets and upon the individual's personal and departmental performance.

      In 1996, the Company adopted a senior executive bonus plan to facilitate, under Section 162(m) of the Internal Revenue Code, the federal income tax deductibility of compensation paid to the Company's most highly compensated executive officers. In 1997, the participants were Messrs. Swanson and Davies. In 1998, the plan will include the Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

      Equity-Based Compensation

      Stock Options--Stock options are granted periodically to provide additional incentive to executives and other key employees to work to maximize long-term total return to shareholders. The options vest over a five-year period to encourage option holders to continue in the employ of the Company.
Approximately 33% of worldwide employees have received stock options. In granting options, the Compensation Committee takes into account the number of shares and outstanding options held by the individual.

Chief Executive Officer Compensation

      The Committee uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer.

Compensation Limitations for Tax Purposes

      The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1993. Section 162(m) generally disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Officers, unless compensation is performance-based. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. In fiscal 1997, the Company implemented the Senior Executive Bonus Plan in order to qualify certain bonus payments to the Named Officers as performance-based compensation under Section 162(m). The Committee believes that the implementation of the Senior Executive Bonus Plan enables the Company to compensate its executive officers in accordance with its pay-for-performance philosophy while maximizing the deductibility of such compensation. However, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Summary

      The Committee believes that a fair and motivating compensation program has played a critical role in the success of the Company. The Committee reviews this program on an ongoing basis to evaluate its continued effectiveness.


                                Respectfully submitted by:

                                The Compensation Committee

                                David S. Lee
                                Thomas S. Volpe
                                Leo T. McCarthy
                                Richard M. Moley

                                  OTHER MATTERS

      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.


                                              BY ORDER OF THE BOARD OF DIRECTORS


Dated: October 2, 1997

                                EDGAR APPENDIX A

P
R                          LINEAR TECHNOLOGY CORPORATION
O                       1997 ANNUAL MEETING OF SHAREHOLDERS
X           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Y
      The undersigned shareholder of Linear Technology Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated October 2, 1997 and hereby appoints Robert H. Swanson, Jr. and Paul Coghlan, or either of them, proxies and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of Linear Technology Corporation to be held on November 5, 1997, at 3:00 p.m. local time, at the Company's principal executive offices, located at 1630 McCarthy Boulevard, Milpitas, California 95035, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

      This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the specified nominees as directors, FOR the approval of the amendment of the 1986 Employee Stock Purchase Plan, FOR the ratification of the appointment of Ernst & Young LLP as independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.


                                                                  --------------
CONTINUED AND TO BE SIGNED ON REVERSE SIDE                          SEE REVERSE
                                                                        SIDE
                                                                  --------------



       Please mark
 [x]   votes as in
       this example.
THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED,
WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED  NOMINEES AS DIRECTORS,  FOR THE
APPROVAL OF THE  AMENDMENT OF THE 1986 EMPLOYEE  STOCK  PURCHASE  PLAN,  FOR THE
RATIFICATION  OF THE  APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT  AUDITORS,
AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THIS
MEETING.
                                                                                                       FOR        AGAINST    ABSTAIN
1. ELECTION OF DIRECTORS:                               2.  PROPOSAL TO APPROVE AMENDMENT OF
   Nominees: Robert H. Swanson, Jr.; David S. Lee;          THE 1986 EMPLOYEE STOCK PURCHASE PLAN.     [ ]          [ ]         [ ]
             Leo T. McCarthy; Richard M. Moley;
             Thomas S. Volpe

           FOR             WITHHELD
           [ ]               [ ]
                                                                                                       FOR        AGAINST    ABSTAIN
                                                        3.  PROPOSAL TO RATIFY THE APPOINTMENT         [ ]          [ ]        [ ]
                                                            OF ERNST & YOUNG LLP AS THE
                                                            INDEPENDENT AUDITORS OF THE
                                                            COMPANY:

                                                            In their  discretion,  upon  such  other  matter  or  matters  which may properly come before the meeting and any adjournment(s) thereof.

                                           MARK HERE        This Proxy should be marked, dated, signed by the shareholder(s) exactly
                                           FOR ADDRESS      as his or her name appears hereon, and returned promptly in the enclosed
                                           CHANGE AND [  ]  envelope.  Persons  signing in a fiduciary  capacity should so indicate.
[ ]______________________________________  NOTE BELOW       If shares  are held by joint  tenants  or as  community  property,  both
   For all nominees except as noted above                   should sign.





                                                                                              Signature:________________Date________
                                                                                              Signature:________________Date________



                                EDGAR APPENDIX B

                  1986 Employee Stock Purchase Plan, as amended

                          LINEAR TECHNOLOGY CORPORATION


                        1986 EMPLOYEE STOCK PURCHASE PLAN
                                  (AS AMENDED)


         The following constitute the provisions of the 1986 Employee Stock Purchase Plan of Linear Technology Corporation.

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.        Definitions.

                   (a) "Board" shall mean the Board of Directors of the Company.

                   (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                   (c) "Common Stock" shall mean the Common Stock, no par value, of the Company.

                   (d) "Company" shall mean Linear Technology Corporation, a California corporation.

                   (e) "Compensation" shall mean all regular straight time gross
earnings,   exclusive  of  payments  for  overtime,  shift  premium,   incentive
compensation, incentive payments, bonuses or other compensation.

                   (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                   (g) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                   (h) "Employee" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

                   (i) "Exercise Date" shall mean the last day of each offering period of the Plan.

                   (j) "Offering Date" shall mean the first day of each offering period of the Plan.

                   (k) "Plan" shall mean this 1986 Employee Stock Purchase Plan.

                   (l) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         3.        Eligibility.

                   (a) Any person who is an Employee as of the Offering Date of a given offering period shall be eligible to participate in such offering period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

                   (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods. The Plan shall be implemented by one offering during each six-month period of the Plan, commencing on or about November 1, 1986, and continuing thereafter until terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

         5.       Participation.

                  (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

                  (b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

         6.       Payroll Deductions.

                  (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period in an amount not less than five percent (5%) and not exceeding ten percent (10%) of the Compensation which he received on the payday immediately preceding the Offering Date, and the aggregate of such payroll deductions during the offering period shall not exceed ten percent (10%) of his aggregate Compensation during said offering period.

                  (b) All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

                  (c) A participant may discontinue his participation in the Plan as provided in paragraph 10, or may lower, but not increase, the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company's receipt of the new authorization.

                  (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

         7.       Grant of Option.

                  (a) On the Offering Date of each offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions to be accumulated during such offering period (to be an amount not less than five percent (5%) and not to exceed an amount equal to ten percent (10%) of his Compensation as of the date of the commencement of the applicable offering period) by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Exercise

Date, subject to the limitations set forth in Section 3(b) and 12 hereof, provided that the number of shares of the Company's Common Stock subject to any option granted to a participant pursuant to this Plan shall not exceed 300. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

                  (b) The option price per share of the shares offered in a given offering period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock for such date, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

         9. Delivery. As promptly as practicable after the Exercise Date of each offering period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

         10.      Withdrawal; Termination of Employment.

                  (a) A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan at any time prior to the Exercise Date of the offering period by giving written notice to the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal and his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

                  (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically terminated.

                  (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

                  (d) A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

         11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         12.      Stock.

                  (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 2,100,000* shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

                  (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

                  (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

         13. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

-------------
* Available share number reflects two-for-one stock splits effected in 1992 and 1995.

                  (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

                  (b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

         14.      Designation of Beneficiary.

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the offering period.

                  (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

         16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         18. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common
Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise pro vided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         19. Amendment or Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in paragraph 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participation. In addition, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

         20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and degree required under the California General Corporate Law.

         22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

                         LINEAR TECHNOLOGY CORPORATION

                       1986 EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT


_____ Original Application                            Offering Date: ___________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1.       __________________________________  hereby elects to participate in the
         Linear Technology Corporation 1986 Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock, without par value, in accordance with this Subscription Agreement and the Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of $__________ (which equals ____% of my Base compensation as of the payday immediately preceding the Offering Date) in accordance with the Stock Purchase Plan.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock, without par value, at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, shares will be purchased for me automatically on the Exercise Date of the offering period unless I otherwise withdraw from the Stock Purchase Plan by giving written notice to the Company for such purpose.

4. I have received a copy of the Company's most recent prospectus which describes the Stock Purchase Plan and a copy of the complete "Linear Technology Corporation 1986 Employee Stock Purchase Plan." I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Stock Purchase Plan.

5. Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of:
         ----------------------------------------------------------------------.

6. I understand that if I dispose of any shares received by me pursuant to the Stock Purchase Plan within 2 years after the Offering Date (the first day of the offering period during which I purchased such shares) or within 1 year after the date on which such shares were transferred to me, I may be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were transferred to me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition. However, if I dispose of such shares at any time after the expiration of the 2 year and 1 year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) the excess of the fair market value of the shares over the option price, measured as if the option had been exercised on the Offering Date. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gains.

7. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:


NAME:  (Please print)
                     -----------------------------------------------------------
                     (First)               (Middle)                   (Last)


------------         -----------------------------------------------------------
Relationship

                     -----------------------------------------------------------
                     (Address)

NAME:  (Please print)
                     -----------------------------------------------------------
                     (First)              (Middle)                   (Last)



------------         -----------------------------------------------------------
Relationship

                     -----------------------------------------------------------
                     (Address)



------------         -----------------------------------------------------------
Dated:               Signature of Employee

                                       -2-